EXHIBIT 99.1

Spirit Airlines Reports Highest Second Quarter Pre-Tax Margin in Company History

MIRAMAR, FLORIDA (July 24, 2013) - Spirit Airlines, Inc. (NASDAQ: SAVE) today reported second quarter 2013 financial results.

•
Adjusted net income for the second quarter 2013 increased 29.6 percent to $45.8 million[1] ($0.63 per diluted share) compared to $35.3 million[1] ($0.49 per diluted share) for the second quarter 2012. GAAP net income for the second quarter 2013 was $42.1 million ($0.58 per diluted share) compared to $34.6 million ($0.48 per diluted share) in the second quarter 2012.

•	Spirit achieved an adjusted pre-tax margin of 17.8 percent[1] and a GAAP pre-tax margin of 16.4 percent for the second quarter 2013.

•	Spirit ended the second quarter 2013 with $525 million in unrestricted cash.

•
Spirit's return on invested capital (before taxes and excluding special items) for the last twelve months ended June 30, 2013 was 28.8 percent. See "Calculation for Return on Invested Capital" table below for more details.

“Our team did a great job delivering strong second quarter results and liberated over three million passengers from high fares. Spirit's average base fare per passenger segment in the second quarter 2013 was $77.51, a decrease of 4.4 percent year over year.  Our strategy to allow customers to choose what they value for their travel experience results in our customers paying a total price that is almost always less than what they would pay on other airlines,” said Ben Baldanza, Spirit's Chief Executive Officer.  “Spirit's low cost, low fare, and high choice strategy is appealing to a growing base of smart value-conscious consumers and we look forward to bringing low fares to more places as we grow."
Revenue Performance
For the second quarter 2013, Spirit's total operating revenue was $407.3 million, an increase of 17.6 percent compared to the second quarter 2012.

Total revenue per available seat mile (“RASM”) for the second quarter 2013 was 11.91 cents, a decrease of 2.8 percent compared to the second quarter 2012. The calendar shift of Easter occurring in March this year compared to in April in 2012 negatively impacted second quarter 2013 results.

Passenger flight segment ("PFS") volume for the second quarter 2013 grew 19.1 percent year over year. Average non-ticket revenue per PFS for the second quarter 2013 increased 3.8 percent year over year to $53.43. The growth in non-ticket revenue per PFS was driven primarily by various changes in late 2012 to the pricing structure for optional services.

Cost Performance
Total operating expenses for the second quarter 2013 increased 17.0 percent year over year to $340.6 million on a capacity increase of 21.0 percent.

During the second quarter 2013, the Company entered into lease extensions covering fourteen of its existing A319 aircraft.  In addition to extending the lease termination dates, the Company negotiated reduced lease rates resulting in lower rent expense for the remaining term of the leases as well as other benefits.  In the second quarter 2012, the Company incurred one-time start-up costs and other related expenses associated with its seat maintenance program.  On a per available seat mile basis, the net effect of these items was offset by higher depreciation and amortization expense related to amortization of heavy maintenance events and maintenance expense related to the growth and aging of our fleet, resulting in a second quarter 2013 cost per available seat mile excluding special items and fuel (“Adjusted CASM ex-fuel”) of 6.00 cents, a decrease of 0.8 percent year over year.

Selected Balance Sheet and Cash Flow Items
As of June 30, 2013, Spirit had $525 million in unrestricted cash and cash equivalents, no restricted cash, no debt on its balance sheet, and total shareholders' equity of $658 million.

For the six months ended June 30, 2013, Spirit incurred capital expenditures of $13.8 million. The Company paid $19.7 million in pre-delivery deposits for future deliveries of aircraft, net of refunds, and recorded a change of $16.6 million in maintenance deposits, net of reimbursements.

Fleet
In the second quarter 2013, Spirit took delivery of one new A320 aircraft, ending the quarter with 50 aircraft in its fleet.  The Company also took delivery of one new A320 in July 2013 and has three more new A320 aircraft scheduled for delivery by year-end 2013.

Second Quarter 2013 and Other Current Highlights

•	Recently added/announced new service between (service start date):

- Dallas/Fort Worth and Minneapolis/St. Paul (4/4/13)	- Baltimore/Washington and Myrtle Beach (4/25/13)[2]
- Dallas/Fort Worth and Philadelphia (4/5/13)	- Philadelphia and Myrtle Beach (4/25/13)[2]
- Houston and Los Angeles (4/25/13)	- Philadelphia and Las Vegas (4/25/13)
- Dallas/Fort Worth and Oakland/	- Denver and Minneapolis/St. Paul (4/25/13)[2]
San Francisco (4/25/13)	- Dallas/Fort Worth and Los Cabos, Mexico (6/13/13)
- Dallas/Fort Worth and Los Angeles (4/25/13)	- Houston and Denver (6/13/13)
- Dallas/Fort Worth and Cancun, Mexico (4/25/13)	- Houston and Detroit (6/13/13)
- Baltimore/Washington and Las Vegas (4/25/13)	- Dallas/Fort Worth and Latrobe/Pittsburgh (6/14/13)

•
Amended its agreement with Airbus to add 20 new Airbus A321 aircraft with deliveries scheduled between 2015 and 2017. In addition, Spirit converted 10 of its existing A320 aircraft orders to A321 aircraft with deliveries scheduled in 2017 and 2018.

•	Reached a preliminary agreement with Pratt and Whitney and IAE to power the A320neo and remaining A320ceo aircraft on order with Airbus.

•	Hosted job fairs for new flight attendant jobs in Las Vegas, Chicago and Dallas/Fort Worth.

•	Maintained its commitment to offer low fares to its valued customers (average ticket revenue per passenger flight segment for the second quarter 2013 was $77.51).

Investors are urged to read carefully the Company's periodic reports filed with or furnished to the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for additional information regarding the Company.

Conference Call/Webcast Details
Spirit will conduct a conference call to discuss these results today, July 24, 2013, at 11:00 a.m. ET. A live audio webcast of the conference call will be available to the public on a listen-only basis at http://ir.spirit.com. An archive of the webcast will be available under Webcasts & Presentations for 60 days.

About Spirit Airlines
Spirit Airlines (NASDAQ: SAVE) empowers customers to save money on air travel by offering ultra low base fares with a range of optional services, allowing customers the freedom to choose only the extras they value. This innovative approach grows the traveling market and stimulates new economic activity while creating new jobs.  Spirit's modern fleet, configuration and other innovations enable Spirit to burn less fuel per seat than competitors, making Spirit one of the most environmentally-friendly U.S. carriers.  Spirit's all-Airbus fleet currently operates approximately 250 daily flights to over 50 destinations in the U.S., Latin America and the Caribbean.  Visit Spirit at www.spirit.com.

End Notes
(1) See "Reconciliation of Adjusted Net Income to GAAP Net Income" table below for additional information.
(2) Seasonal service only.

Forward-Looking Statements
Statements in this release contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. When used in this release, the words “expects,” “estimates,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe the Company's objectives, plans or goals, or actions the Company may take in the future, are forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company's intentions and expectations regarding the delivery schedule of aircraft on order, announced new service routes and customer savings programs. All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company has no intent, nor undertakes any obligation to, publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Forward-looking statements are subject to a number of factors that could cause the Company's actual results to differ materially from the Company's expectations, including the competitive environment in the airline industry; the Company's ability to keep costs low; changes in fuel costs; the impact of worldwide economic conditions on customer travel behavior; the Company's ability to generate non-ticket revenues; and government regulation. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent Quarterly Reports on Form 10-Q.

Investor Relations Contact:
DeAnne Gabel
Director, Investor Relations
InvestorRelations@spirit.com
954-447-7920

Media Contacts:
Misty Pinson
Director, Corporate Communications
mediarelations@spirit.com
954-628-4827

SPIRIT AIRLINES, INC.
Statement of Operations (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,		Percent	June 30,		Percent
	2013	2012	Change	2013	2012	Change
Operating revenues:
Passenger	$241,119	$211,812	13.8	$460,016	$391,890	17.4
Non-ticket	166,220	134,496	23.6	317,760	255,913	24.2
Total operating revenue	407,339	346,308	17.6	777,776	647,803	20.1

Operating expenses:
Aircraft fuel	135,251	120,233	12.5	266,917	228,958	16.6
Salaries, wages and benefits	64,456	53,489	20.5	125,953	106,143	18.7
Aircraft rent	41,915	36,060	16.2	82,987	68,933	20.4
Landing fees and other rents	21,346	17,066	25.1	39,402	32,180	22.4
Distribution	17,277	14,738	17.2	32,958	28,939	13.9
Maintenance, materials and repairs	15,202	13,115	15.9	26,982	23,043	17.1
Depreciation and amortization	7,604	3,327	128.6	13,928	6,197	124.8
Other operating	37,416	33,100	13.0	71,915	60,609	18.7
Loss on disposal of assets	91	33	na	261	482	na
Special charges (credits)	23	15	na	46	(57)	na
Total operating expenses	340,581	291,176	17.0	661,349	555,427	19.1

Operating income	66,758	55,132	21.1	116,427	92,376	26.0

Other (income) expense:
Interest expense	95	794	na	104	1,334	(92.2)
Capitalized interest	(95)	(794)	na	(104)	(1,334)	(92.2)
Interest income	(105)	(180)	(41.7)	(221)	(595)	(62.9)
Other expense	36	84	(57.1)	137	127	7.9
Total other (income) expense	(69)	(96)	(28.1)	(84)	(468)	na
Income before income taxes	66,827	55,228	21.0	116,511	92,844	25.5
Provision for income taxes	24,759	20,637	20.0	43,889	34,834	26.0
Net income	$42,068	$34,591	21.6	$72,622	$58,010	25.2
Basic earnings per share	$0.58	$0.48	20.8	$1.00	$0.80	25.0
Diluted earnings per share	$0.58	$0.48	20.8	$1.00	$0.80	25.0

Weighted average shares, basic	72,593	72,379	0.3	72,540	72,336	0.3
Weighted average shares, diluted	72,992	72,584	0.6	72,898	72,542	0.5

(1) Certain prior period amounts have been reclassified to conform to the current year's presentation.

SPIRIT AIRLINES, INC.
Condensed Balance Sheets (1)
(unaudited, in thousands)

	June 30,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$524,905	$416,816
Accounts receivable, net	32,807	22,740
Deferred income taxes	16,967	12,591
Other current assets	101,933	95,210
Total current assets	676,612	547,357

Property and equipment:
Flight equipment	4,073	2,648
Ground and other equipment	47,735	43,580
Less accumulated depreciation	(21,285)	(17,825)
	30,523	28,403
Deposits on flight equipment purchase contracts	111,797	96,692
Aircraft maintenance deposits	143,631	122,379
Deferred heavy maintenance	102,332	80,533
Other long-term assets	42,166	44,520
Total assets	$1,107,061	$919,884

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$23,097	$24,166
Air traffic liability	205,786	131,414
Other current liabilities	151,516	121,314
Total current liabilities	380,399	276,894

Long-term deferred income taxes	43,554	33,216
Deferred credits and other long-term liabilities	24,670	27,239
Shareholders’ equity:
Common stock	7	7
Additional paid-in-capital	508,745	504,527
Treasury stock	(2,088)	(1,151)
Retained earnings	151,774	79,152
Total shareholders’ equity	658,438	582,535
Total liabilities and shareholders’ equity	$1,107,061	$919,884

(1) Certain prior period amounts have been reclassified to conform to the current year's presentation.

SPIRIT AIRLINES, INC.
Condensed Statement of Cash Flows
(unaudited, in thousands)

	Six Months Ended June 30,
	2013	2012
Net cash provided by operating activities	$134,260	$97,420

Investing activities:
Proceeds from sale of slots	—	9,074
Pre-delivery deposits for flight equipment, net of refunds	(19,748)	4,738
Purchase of property and equipment	(13,816)	(19,218)
Net cash used in investing activities	(33,564)	(5,406)

Financing activities:
Proceeds from options exercised	555	303
Proceeds from sale and leaseback transactions	6,900	5,627
Payments to pre-IPO shareholders pursuant to tax receivable agreement	—	(26,905)
Excess tax benefits from share-based compensation	875	1,466
Repurchase of common stock	(937)	(856)
Net cash provided by (used in) financing activities	7,393	(20,365)

Net increase in cash and cash equivalents	108,089	71,649
Cash and cash equivalents at beginning of period	416,816	343,328
Cash and cash equivalents at end of period	$524,905	$414,977

Supplemental disclosures
Cash payments for:
Interest	$17	$287
Taxes	$44,806	$21,819

SPIRIT AIRLINES, INC.
Selected Operating Statistics (unaudited)

	Three Months Ended June 30,
Operating Statistics	2013	2012	Change
Available seat miles (ASMs) (thousands)	3,420,257	2,826,916	21.0%
Revenue passenger miles (RPMs) (thousands)	2,930,912	2,397,663	22.2%
Load factor (%)	85.7	84.8	0.9 pts
Passenger flight segments (thousands)	3,111	2,613	19.1%
Block hours	57,693	48,147	19.8%
Departures	22,862	19,774	15.6%
Operating revenue per ASM (RASM) (cents)	11.91	12.25	(2.8)%
Average yield (cents)	13.90	14.44	(3.7)%
Average ticket revenue per passenger flight segment ($)	77.51	81.06	(4.4)%
Average non-ticket revenue per passenger flight segment ($)	53.43	51.47	3.8%
Total revenue per passenger flight segment ($)	130.94	132.53	(1.2)%
CASM (cents)	9.96	10.30	(3.3)%
Adjusted CASM (cents) (1)	9.79	10.26	(4.6)%
Adjusted CASM ex-fuel (cents) (2)	6.00	6.05	(0.8)%
Fuel gallons consumed (thousands)	42,683	35,829	19.1%
Average economic fuel cost per gallon ($)	3.03	3.32	(8.7)%
Aircraft at end of period	50	42	19.0%
Average daily aircraft utilization (hours)	12.8	12.9	(0.8)%
Average stage length (miles)	935	902	3.7%
Airports served at end of period	54	51	5.9%

	Six Months Ended June 30,
Operating Statistics	2013	2012	Change
Available seat miles (ASMs) (thousands)	6,547,470	5,415,930	20.9%
Revenue passenger miles (RPMs) (thousands)	5,592,403	4,592,013	21.8%
Load factor (%)	85.4	84.8	0.6 pts
Passenger flight segments (thousands)	5,879	4,962	18.5%
Block hours	110,544	92,620	19.4%
Departures	43,623	37,769	15.5%
Operating revenue per ASM (RASM) (cents)	11.88	11.96	(0.7)%
Average yield (cents)	13.91	14.11	(1.4)%
Average ticket revenue per passenger flight segment ($)	78.25	78.97	(0.9)%
Average non-ticket revenue per passenger flight segment ($)	54.05	51.57	4.8%
Total revenue per passenger flight segment ($)	132.30	130.54	1.3%
CASM (cents)	10.10	10.26	(1.6)%
Adjusted CASM (cents) (1)	9.96	10.22	(2.5)%
Adjusted CASM ex-fuel (cents) (2)	6.02	6.02	—%
Fuel gallons consumed (thousands)	81,311	68,559	18.6%
Average economic fuel cost per gallon ($)	3.17	3.32	(4.5)%
Average daily aircraft utilization (hours)	12.7	12.9	(1.6)%
Average stage length (miles)	938	907	3.4%

(1)	Excludes unrealized mark-to-market losses and special items as described in the “Reconciliation of Adjusted Net Income to GAAP Net Income” table below.

(2)
Excludes all components of fuel expense, including realized and unrealized mark-to-market hedge (gains) and losses, and special items as described in the “Reconciliation of Adjusted Net Income to GAAP Net Income” table below.

The Company is providing a reconciliation of GAAP financial information to non-GAAP financial information as it believes that non-GAAP financial measures provide management and investors the ability to measure the performance of the Company on a consistent basis. These non-GAAP financial measures have limitations as an analytical tool. Because of these limitations, determinations of Spirit's operating performance excluding unrealized gains and losses or special items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
Reconciliation of Adjusted Net Income to GAAP Net Income
(unaudited)

	Three Months Ended
	June 30,
(in thousands, except per share data)	2013	2012
Net income, as reported	$42,068	$34,591
Add: Provision for income taxes	24,759	20,637
Income before income taxes, as reported	66,827	55,228
Pre-tax margin, GAAP	16.4%	15.9%
Add: Unrealized mark-to-market losses (1)	5,763	1,123
Add special items (2):
Loss on disposal of assets	91	33
Special charges (credits)	23	15
Income before income taxes, non-GAAP (3)	72,704	56,399
Pre-tax margin, non-GAAP (3)	17.8%	16.3%
Provision for income taxes (4)	26,936	21,075
Adjusted net income, non-GAAP (3)	$45,768	$35,324

Weighted average shares, basic	72,593	72,379
Weighted average shares, diluted	72,992	72,584

Adjusted net income per share, basic	$0.63	$0.49
Adjusted net income per share, diluted	$0.63	$0.49

(1)	Unrealized mark-to-market losses are comprised of non-cash adjustments to aircraft fuel expenses.

(2)	Special items include loss on disposal of assets and special charges (credits).

(3)	Excludes unrealized mark-to-market losses and special items.

(4)	Assumes same marginal tax rate as is applicable to GAAP net income.

Reconciliation of Adjusted CASM ex-fuel to CASM
(unaudited)

	Three Months Ended
	June 30,
(in thousands, except CASM data in cents)	2013	2012
Total operating expenses, as reported	$340,581	$291,176
Less: Unrealized mark-to-market losses	5,763	1,123
Less special items:
Loss on disposal of assets	91	33
Special charges (credits)	23	15
Operating expenses, non-GAAP (1)	334,704	290,005
Less: Economic fuel expense, non-GAAP	129,488	119,110
Operating expenses excluding fuel, non-GAAP (1) (2)	$205,216	$170,895

Available seat miles	3,420,257	2,826,916

CASM (cents)	9.96	10.30
Adjusted CASM (cents) (1)	9.79	10.26
Adjusted CASM ex-fuel (cents) (2)	6.00	6.05

Reconciliation of Adjusted Operating Income to GAAP Operating Income
(unaudited)

	Three Months Ended
	June 30,
(in thousands)	2013	2012
Operating income, as reported	$66,758	$55,132
Operating margin, GAAP	16.4%	15.9%
Add: Unrealized mark-to-market losses	5,763	1,123
Add special items:
Loss on disposal of assets	91	33
Special charges (credits)	23	15
Operating income, non-GAAP (1)	$72,635	$56,303
Operating margin (1)	17.8%	16.3%

(1)	Excludes unrealized fuel hedge losses and special items as described in the "Reconciliation of Adjusted Net Income to GAAP Net Income" table above.

(2)
Excludes all components of fuel expense, including realized and unrealized fuel hedge (gains) and losses, and special items as described in the “Reconciliation of Adjusted Net Income to GAAP Net Income” table above.

The Company's economic fuel cost per gallon differs from GAAP results in that it only includes the cash settlements related to fuel hedge contracts that settled during the period, whereas the GAAP results also include the non-cash mark-to-market impact of all fuel hedge contracts expected to settle in future periods. The Company believes that net fuel hedge adjustments provide management and investors the ability to better assess and compare its performance.
Reconciliation of non-GAAP Economic Fuel Expense to GAAP Fuel Expense
(unaudited)

	Three Months Ended
	June 30,
(in thousands, except per gallon data)	2013	2012
Fuel Expense
Aircraft fuel, as reported	$135,251	$120,233
Less: Unrealized mark-to-market (gains) and losses	5,763	1,123
Economic fuel expense, non-GAAP	$129,488	$119,110

Fuel gallons consumed	42,683	35,829

Economic fuel cost per gallon, non-GAAP	$3.03	$3.32

Calculation of Return on Invested Capital
(unaudited)

Twelve Months Ended
(in thousands)	June 30, 2013
Operating Income	$198,041
Add: Unrealized mark-to-market and losses (1)	7,809
Add special items:
Special charges (credits) (2)	(8,347)
Loss on disposal of assets	735
Adjustment for Aircraft Rent	157,626
Adjusted Operating Income (3)	$355,864
Tax (37.9%) (4)	134,872
Adjusted Operating Income, after-tax	$220,992
Invested Capital
Total Debt	$—
Book Equity	658,438
Less: Unrestricted Cash	524,905
Add: Capitalized Aircraft Operating Leases (7x Aircraft Rent)	1,103,382
Total Invested Capital	$1,236,915

Return on Invested Capital (ROIC), pre-tax	28.8%
Return on Invested Capital (ROIC), after-tax	17.9%

(1)	Unrealized mark-to-market losses are comprised of non-cash adjustments to aircraft fuel expenses.

(2)	Special charges (credits) include the recognition of a gain on the sale of four carrier slots at Ronald Reagan National Airport.

(3)	Excludes unrealized mark-to-market losses, special charges (credits) as described above, and loss on disposal of assets.

(4)	Assumes same marginal tax rate as is applicable to GAAP net income for the twelve months ended June 30, 2013.

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